CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Dreyfus Tax Exempt Cash Management Funds and to the use of our report dated February 28, 2008 on the financial statements and financial highlights of BNY Hamilton New York AMT-Free Municipal Money Fund, a series of shares of BNY Hamilton Funds, Inc. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders which is incorporated by reference into the Prospectus/ Proxy Statement on Form N-14.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 26, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firms" and "Financial Statements and Experts" in this Registration Statement on Form N-14 of Dreyfus Tax Exempt Cash Management Funds (comprising, Dreyfus New York AMT-Free Municipal Cash Management) to be filed on or about March 26, 2008.

/s/ ERNST & YOUNG LLP
New York, New York
March 25, 2008